UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2018

LIMBACH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36541	46-5399422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 Waterfront Place, Suite 201, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412) 359-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 30, 2018, Limbach Holdings, Inc. (the “Company”), Limbach Facility Services LLC (“Borrower”), Limbach Holdings LLC (“Parent”), Limbach Company LLC (“Limbach Company”), Limbach Company LP (“Limbach LP”), Harper Limbach LLC (“Harper”) and Harper Limbach Construction LLC (“Construction” and together with the Company, Parent, Limbach Company, Limbach LP and Harper, the “Guarantors”) entered into a Sixth Amendment to Credit Agreement and Limited Waiver (the “Amendment”) with Fifth Third Bank (“Fifth Third”), as Administrative Agent, Lender and L/C Issuer and the other Lenders party thereto, pursuant to which the Administrative Agent and certain Lenders thereto agreed to a waiver of the Company’s previously disclosed non-compliance with the senior leverage and fixed charge coverage ratio requirements under that certain Credit Agreement entered into between the Borrower, the Guarantors party thereto and Fifth Third on July 26, 2016 (as amended, the “Credit Agreement”). In addition, the Amendment amends the Credit Agreement to, among other things, (i) reduce the Lenders’ $25.0 million commitment under the Company’s revolving credit facility (the “Credit Agreement revolver”) to $22.5 million on December 31, 2018 and $20.0 million on January 31, 2019, (ii) accelerate the maturity date for the Credit Agreement revolver and the Credit Agreement term loan facility from July 20, 2021 to March 31, 2020, and (iii) require that certain actions be taken in connection with the refinancing of the Company’s obligations under the Credit Agreement by certain scheduled dates.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On November 30, 2018, the Company issued a press release announcing, among other things, the entering into of the Amendment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Sixth Amendment to Credit Agreement and Limited Waiver, dated November 30, 2018, by and among Limbach Holdings, Inc., Limbach Facility Services LLC, Limbach Holdings LLC, the other Guarantors party thereto, the Lenders party thereto and Fifth Third Bank, as Administrative Agent and L/C Issuer.
99.1	Press Release, dated November 30, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMBACH HOLDINGS, INC.

	By:	/s/ John T. Jordan, Jr.
Name: John T. Jordan, Jr.
Title: Chief Financial Officer

Dated: November 30, 2018